Exhibit 10.6
[Certain identified information has been excluded from the exhibit because it is both not material and would likely cause competitive harm to the Trust if publicly disclosed.]

MARKETING AGENT AGREEMENT

THIS AGREEMENT is made and entered into as of this 18th day of March 2020 by and among United States Gold and Treasury Investment Trust, a Delaware statutory trust (the "Trust" or the "Client"), which is sponsored by Wilshire Phoenix Funds LLC, a Delaware limited liability company (the "Sponsor"), and Foreside Fund Services, LLC, a Delaware limited liability company ("Foreside").

WHEREAS, the Sponsor will be registered with the Commodity Futures Trading Commission (the "CFTC") as a commodity pool operator, will be a member of the National Futures Association ("NFA"), and will be subject to the Commodity Exchange Act, as amended (the "CEA"), and all of the relevant rules and regulations promulgated thereunder (collectively, the "Commodities Rules") and will serve as the commodity pool operator of the Trust;

WHEREAS, the Trust is a statutory trust organized under the laws of the State of Delaware;

WHEREAS, the Client has filed with the U.S. Securities and Exchange Commission (the "SEC") a Registration Statement (including a Prospectus and Statement of Additional Information) for the Trust under the Securities Act of 1933, as amended (the "1933 Act") (collectively, "Registration Statement");

WHEREAS, the Trust intends to create and redeem shares of beneficial interest in the Trust (the "Shares") only in creation unit aggregations ("Creation Unit") on a continuous basis, and list the Shares on one or more national securities exchanges;

WHEREAS, Foreside is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA");

WHEREAS, the Client desires to retain Foreside to provide certain services in connection with the creation and redemption of Shares of the Trust; and

WHEREAS, Foreside is willing to provide certain services for the Client on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Definitions.

Wherever they are used herein, the following terms have the following respective meanings:

"Prospectus" means the Prospectus constituting parts of the Registration Statement of the Trust under the 1933 Act as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the SEC from time to time.

"Registration Statement" means the registration statement most recently filed from time to time by the Trust with the SEC and effective under the 1933 Act, as such registration statement is amended by any amendments thereto at the time in effect.

All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

2.	Duties of Foreside

(a) Foreside shall use commercially reasonable efforts to provide the following services to the Trust with respect to the creation and redemption of Creation Units of the Trust:

(i) Work with the Sponsor, the Trust, and the Transfer Agent to faciliate the execution of Authorized Participant Agreements;
(ii) work with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent;
(iii)  maintain copies of confirmations of Creation Unit creation and redemption order acceptances;
(iv) maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent;
(v) make available copies of the Prospectus to Authorized Participants who have purchased Creation Units in accordance with the Authorized Participant Agreements;
(vi)  use reasonable efforts to review and approve, prior to use, all Trust advertising, sales and marketing materials submitted to Foreside for review by the Client ("Marketing Materials") for compliance with applicable SEC and FINRA advertising rules, and file all such Marketing Materials required to be filed with FINRA.  Foreside agrees to furnish to the Trust or the Sponsor any comments provided by FINRA with respect to such materials;
(vii) ensure that all direct requests by Authorized Participants for Prospectuses are fulfilled; and
(viii) maintain records related to the foregoing and produce such records upon reasonable request from the Client or the Sponsor.
(b) The services furnished by Foreside hereunder are not to be deemed exclusive and

Foreside shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

3.	Duties of the Client

(a) The Client agrees to create, issue, and redeem Creation Units of the Trust in accordance with the procedures described in the Prospectus. Upon reasonable notice to Foreside and in accordance with the procedures described in the Prospectus, the Trust reserves the right to reject any order for Creation Units or to stop all receipts of such orders at any time.
(b) The Client agrees that it will take all actions necessary to register, and maintain the registration of, the Shares under the 1933 Act.
(c) Foreside acknowledges and agrees that the Trust reserves the right to suspend sales and Foreside's authority to review and approve orders for Creation Units on behalf of the Trust. Upon due notice to Foreside, the Trust shall suspend Foreside's authority to review and approve Creation Units if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.
(d) The Client shall arrange to provide the listing exchanges with copies of Prospectuses and product descriptions that are required to be provided by the Client to purchasers in the secondary market.
(e) The Client will make it known that Prospectuses and product descriptions are available by making sure such disclosures are in all marketing and advertising materials prepared by the Client.
4.	Representations, Warranties and Covenants of the Client.

(a) The Client hereby represents and warrants to Foreside, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i) it is duly organized and validly existing under the laws of the jurisdiction of its organization, and is and at all times will remain duly authorized to carry out its obligations as contemplated herein;

(ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action;

(iii)  its entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Client is a party or by which it is bound;

(iv) it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted;

(v)  the Registration Statement and the Trust's Prospectus have been prepared, and all marketing materials shall be prepared, in all materials respects, in conformity with the 1933 Act, the rules and regulations of the SEC, and any other applicable laws, rules, or regulations;

(vi)  the Registration Statement and the Trust's Prospectus contain, and all marketing materials shall contain, all statements required to be stated therein in accordance with the 1933 Act and any other applicable laws, rules, and regulations;

(vii) all statements of fact contained therein, or to be contained in all marketing materials, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the Registration Statement, the Prospectus, nor any marketing materials shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Trust's Prospectus in light of the circumstances in which made, not misleading; and

(viii) except as otherwise noted in the Registration Statement and Prospectus, the offering price for all Creation Units will be the aggregate net asset value of the Shares per Creation Unit of the Trust, as determined in the manner described in the Registration Statement and Prospectus.

(b) The Client shall fully cooperate in the efforts of Foreside in the provision of the services.  In addition, the Client shall keep Foreside fully informed of its affairs as they relate to the Trust and shall provide to Foreside from time to time copies of all information that Foreside may reasonably request for use in connection with the provision of the Services.

5. Representations, Warranties and Covenants of Foreside.  Foreside hereby represents and warrants to the Client, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)
it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)
this Agreement has been duly authorized, executed and delivered by Foreside and, when executed and delivered, will constitute a valid and legally binding obligation of Foreside, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(c)
it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; and

(d)	it is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA.
6.	Compensation.
(a) Foreside shall be entitled to receive compensation from the Client related to its services hereunder or for additional services as may be agreed to between the parties, in accordance with Exhibit A attached hereto.
(b) The Client shall bear the cost and expenses of: (i) the registration of Shares for sale under the 1933 Act; and (ii) the costs related to any filings required pursuant to the Commodities Rules, as applicable.
(c) The payments to the Marketing Agent under this Agreement, when combined with selling commissions charged by other FINRA members and other payments that would constitute underwriting compensation as defined in FINRA Rule 2310, will not exceed ten percent (10%) of the aggregate dollar amount of the offering.  The Trust will advise the Marketing Agent if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members and other payments that would constitute underwriting compensation as defined in FINRA Rule 2310, in order to comply with the ten percent (10%) limitation on total underwriters' compensation pursuant to FINRA Rule 2310.
(d) The Trust shall provide to the Marketing Agent on an on-going basis information sufficient to enable Marketing Agent to ensure compliance with FINRA Rule 2310, including calculations of underwriting compensation and total offering and operating expenses.
7.	Indemnification.
(a) The Client shall indemnify, defend and hold Foreside, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled Foreside within the meaning of Section 15 of the 1933 Act (collectively, the "Foreside Indemnitees"), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, "Losses") that any Foreside Indemnitee may incur arising out of or relating to (i) Foreside's provision of services to the Trust in accordance with the terms and conditions of this Agreement; (ii) the Client's breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (iii) the Client's failure to comply in all material respects with any applicable laws, rules, or regulations; or (iv) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Client (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Client's obligation to indemnify any of the Foreside Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such advertising materials or sales literature or other information filed or made public by the Client in reliance upon and in conformity with information provided by Foreside to the Client in writing for use in such  Prospectus or any such advertising materials or sales literature.

(b) Foreside shall indemnify, defend and hold the Client, its affiliates, and each of their respective directors, officers, employees, representatives, and any person who controls or previously controlled the Client within the meaning of Section 15 of the 1933 Act (collectively, the "Client Indemnitees"), free and harmless from and against any and all Losses that any Client Indemnitee may incur arising out of or relating to (i) Foreside's breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) Foreside's failure to comply in all material respects with any applicable laws, rules, or regulations; or (iii) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust by the Marketing Agent for use in such Prospectus, sales literature and advertising materials or other information filed or made public by the Trust.

(c) In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

(d) Failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, except to the extent failure or delay to so notify the indemnifying party prejudices the indemnifying party's ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them. The indemnifying party agrees to notify the indemnified party promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the purchase or redemption of any of the Creation Units or the Shares.

(e) No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 7(a) or 7(b) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld.  No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action and does not admit fault.

8. Limitations on Damages.  Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party.

9. Force Majeure.  Neither Party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, Acts of Nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities, and the other Party shall have no right to terminate this Agreement in such circumstances.

10.	Duration and Termination.

(a) This Agreement shall become effective as of the date first set forth above.  Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof.  Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive one-year periods.

(b) Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, upon no less than (i) 30 days' written notice by the Client, or (ii) 90 days' written notice by Foreside.

11. Confidentiality.  During the term of this Agreement, Foreside and the Client may have access to non-public confidential information relating to such matters as either party's (or the Sponsor's) business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, "Confidential Information" means non-public or proprietary information belonging to one of the parties (or the Sponsor) that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes, without limitation, non-public or proprietary information that may be financial information, proposals and presentations, reports, forecasts, formulas, algorithms, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; ownership information; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement.  The term "Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of the receiving party's breach of this Agreement, (ii) was available to the receiving party on a non-confidential basis prior to its disclosure by the disclosing party, (iii) becomes available to the receiving party from a source other than the disclosing party not known by the receiving party to be bound by a confidentiality agreement with the disclosing party, or (iv) is independently developed by the receiving party without the use of Confidential Information. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except  (i) as required in the course of this Agreement, (ii) as provided by the other party, (iii) as required by applicable law, rule, or regulation, or (iv) in response to (A) a routine self-regulatory examination or (B) a request for information directed at the receiving party; provided, however, that in the case of (iii), or (iv)(B), the receiving party will, unless otherwise requested by its regulators or prohibited by applicable law, provide the disclosing party with notice thereof as promptly as practicable under the circumstances (provided however that the receiving party shall incur no liability for its failure to provide such notice) so that disclosing party may seek a protective order or other appropriate remedy, and the receiving party shall provide reasonable cooperation to the disclosing party in its attempts to contest such disclosure.

12. Notices.  Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) To Foreside:	(ii) If to the Client:
Foreside Fund Services, LLC
Attn:  Legal Department
Three Canal Plaza, Suite 100
Portland, ME  04101
Telephone:  (207) 553-7110
Facsimile:  (207) 553-7151
Email: legal@foreside.com

With a copy to:
etp-services@foreside.com

United States Gold and Treasury Investment Trust
c/o Wilshire Phoenix Funds LLC
Address: 2 Park Avenue, 20th Floor
Address: New York, New York 10016
Attn: William Cai, Partner
Telephone: (212) 485-8922
Email: will@wilshirephoenix.com

13. Modifications.  The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Foreside and the Client.

14. Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

15. Assignment.  This Agreement may not be assigned by either Party without the prior written consent of the other Party.  This Agreement shall be binding upon and inure to the benefit of the Parties' representatives, successors, heirs, and permitted assigns, as applicable.  A change in control shall not be construed to be an assignment.

16. Entire Agreement.  This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

17. Survival.  The provisions of Sections 7, 8, 9, 11, 14, 17, and 19 of this Agreement shall survive any termination of this Agreement.

18. Anti-Money Laundering.  Foreside represents and warrants that it has, and shall maintain, an anti-money laundering program ("AML Program") that, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, and (vi) allows for appropriate regulators to examine its anti-money laundering books and records.

19. Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement shall be construed as if drafted jointly by both Foreside and the Client and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement. This Agreement may be executed by the Parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document. Nothing herein contained shall prevent Foreside from entering into similar distribution arrangements or from providing the services contemplated hereunder to other investment companies or investment vehicles. This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

20. Liability of Sponsor. It is expressly understood and agreed by Foreside that:

(a) this Agreement is executed and delivered on behalf of the Client by the Sponsor, not individually or personally, but solely as Sponsor of the Client in the exercise of the powers and authority conferred and vested in it;

(b) the representations, covenants, undertakings and agreements herein made on the part of the Client are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Client;

(c) nothing herein contained shall be construed as creating any liability on the

Sponsor, individually or personally, to perform any covenant of the Client either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto; and

(d) under no circumstances shall the Sponsor be personally liable for the payment of any indebtedness or expenses of the Client or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by the Client under this Agreement or any other related document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

FORESIDE FUND SERVICES, LLC

By: /s/ Mark A. Fairbanks
       Mark A. Fairbanks, Vice President

UNITED STATES GOLD AND TREASURY INVESTMENT TRUST

By: Wilshire Phoenix Funds LLC, not in its individual capacity but solely as Sponsor

By:  /s/ William Herrmann
Name/Title William Herrmann, Managing Partner

EXHIBIT A

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A-1